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                                                                  EXHIBIT 23(b)

INDEPENDENT AUDITORS'CONSENT


We consent to the incorporation by reference in this Registration Statement of The Reynolds and Reynolds Company on Form S-3 of our report dated November 11, 1996 (November 19, 1996 as to Note 13) appearing in the Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 1996, and to the reference to us under the heading "Experts" in the Prospoctus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP

Dayton, Ohio
November 19, 1996